Exhibit 99.1
BOOZ ALLEN HAMILTON ANNOUNCES
FIRST QUARTER FISCAL 2012 RESULTS
Revenue increased 7.8 percent, to $1.4 billion
Adjusted EBITDA increased 1.1 percent, to $122.9 million
Adjusted Diluted Earnings per Share increased by 20.6 percent, to 41 cents per share
Total backlog increased 18 percent, to $11.2 billion
McLean, Virginia; August 9, 2011 — Booz Allen Hamilton Holding Corporation (NYSE:BAH), the parent company of management and technology consulting firm Booz Allen Hamilton Inc., today announced preliminary results for the first quarter of its fiscal 2012 with solid revenue and earnings growth over the comparable prior year period. Booz Allen also reported strong backlog of $11.2 billion as of June 30, 2011. Booz Allen’s fiscal year runs from April 1 to March 31, with the first quarter of fiscal 2012 ending June 30, 2011.
Revenue in the first quarter of fiscal 2012 was $1.45 billion, compared with $1.34 billion in the prior year period, an increase of 7.8 percent. Booz Allen continued to grow revenue organically across all markets.
Net income increased to $51.1 million from $28.2 million in the prior year period and Adjusted Net Income increased to $58.0 million from $41.7 million in the prior year period. Diluted Earnings per Share (EPS) and Adjusted Diluted EPS in the first quarter of fiscal 2012 were $0.37 and $0.41, respectively, compared with $0.23 and $0.34 in the prior year period.
Ralph W. Shrader, Booz Allen’s Chairman, Chief Executive Officer, and President, said, “We are off to a good start in our new fiscal year, growing revenue in all of our major markets. Booz Allen remains focused on quality growth — providing high-value, differentiated services to our clients on missions that matter. From a financial management standpoint, we continue to grow organically, our total backlog is at an all-time high, and we continue to generate strong free cash flow.”
“The US federal government remains our core business,” Dr. Shrader said, “And we continue to grow in defense, civil, and intelligence markets despite the challenging federal budget environment. Our services help government agencies improve efficiency and effectiveness. Beyond our core federal government market, we believe that we have attractive opportunities serving commercial companies and are focused on the financial services, health, and energy industries where we see strong intersections between public and private sectors — as well as government and industry in the Middle East.”

The non-compete agreement between Booz Allen Hamilton and its spin-off, Booz & Co., ended on July 31, 2011 and Booz Allen may now access all markets and clients worldwide.
Financial Review
First Quarter 2012 — Booz Allen’s 7.8 percent increase in revenue in the first quarter of fiscal 2012 over the prior year period was a result of the deployment of additional consulting staff against funded backlog under existing contracts and funded backlog under new contracts in all markets, and a related increase in billable expenses.
In the first quarter of fiscal 2012, operating income increased to $98.1 million from $88.7 million in the prior year period and Adjusted Operating Income remained consistent at $109.1 million compared to $109.3 million in the prior year period. Adjusted Operating Income for the first quarter of fiscal 2012 was flat compared with the first quarter of fiscal 2011 because the operating income generated by the increased revenue for the current quarter was offset by rising expenses, including an increased investment in business development and unbillable staff compensation cost as we prepare for the expected increase in backlog during the second quarter of fiscal 2012 and subsequent growth anticipated in the third and fourth quarters. The difference between operating income and Adjusted Operating Income was due to changes in stock-based compensation expense and amortization of intangible assets related to the July 31, 2008 transaction with The Carlyle Group.
Net income increased to $51.1 million from $28.2 million in the prior year period and Adjusted Net Income increased to $58.0 million from $41.7 million in the prior year period. Adjusted EBITDA increased 1.1 percent to $122.9 million in the first quarter of fiscal 2012 compared with $121.5 million in the prior year period. In the first quarter of fiscal 2012, diluted EPS increased to $0.37 per share from $0.23 per share in the prior year period, while Adjusted Diluted EPS increased to $0.41 per share from $0.34 per share in the prior year period.
Net cash provided by operating activities in the first quarter of fiscal 2012 was $53.8 million compared to $10.0 million in the prior year period. Free Cash Flow was $36.2 million in the first quarter of fiscal 2012, compared to ($6.2) million in the prior year period. The primary driver of this increase was a reduction in interest expense as a result of the refinancing of our credit facilities in February 2011.
Total backlog as of June 30, 2011 was $11.2 billion, compared with $9.5 billion as of June 30, 2010, an increase of 18%. Priced options under existing contracts in the first quarter of fiscal 2012 increased by more than $1.5 billion compared to the prior year period. Unfunded backlog increased to $3.0 billion as of June 30, 2011 compared with $2.6 billion as of June 30, 2010. Funded backlog was $2.5 billion as of June 30, 2011, compared to $2.6 billion as of June 30, 2010. Funded backlog was impacted by the repeated use of Continuing Resolutions to fund the government, and a threatened government shutdown, which was resolved on April 15, 2011 by the passage of a spending bill providing funding for the government through the end of the government’s fiscal 2011. This resolution came nearly 4 months later than the resolution in effect during our prior fiscal year, and has impacted our funded backlog in the first quarter of fiscal 2012.
Financial Outlook
Booz Allen continues to forecast revenue growth and margin improvements, with top-line revenue growth in fiscal 2012 expected to be in the range of mid-single digits for the first half of the fiscal year, with higher growth rates expected in the second half of the year, similar to the quarterly pattern we experienced in our fiscal 2011. This is in line with the U.S. government’s historical timing on contract awards and funding patterns which have historically increased in September at the end of the government fiscal year, and reflects our current expectations for continued growth despite the generally challenging environment for government contractors.
We are reconfirming prior guidance for fiscal 2012 EPS, with diluted EPS expected to be in the range of $1.40 to $1.50 per share and Adjusted Diluted EPS expected to be in the range of $1.55 to $1.65 per share. These forecasts do not include any gain from the sale of the state and local transportation business, and reflect expectations that bottom-line performance will continue to benefit from reduced interest expense and an improvement in operating margins.
These EPS estimates are based on fiscal year 2012 estimated average diluted shares outstanding of approximately 143,000,000 shares.
Conference Call Information
Booz Allen will host a conference call at 8:00 a.m. EDT on Tuesday, August 9, 2011, to discuss the financial results for its first quarter of fiscal 2012. Analysts and institutional investors may participate on the call by dialing 800-295-4740 (international 617-614-3925) and entering passcode 92319392. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton web site at www.boozallen.com. A replay of the conference call will be available online at www.boozallen.com beginning at 11:00 a.m. EDT on August 9, 2011, and continuing until September 9, 2011. The replay will also be available by telephone at 888-286-8010 (international 617-801-6888) with the passcode 89326966.

About Booz Allen Hamilton
Booz Allen Hamilton is a leading provider of management and technology consulting services to the U.S. government in defense, intelligence, and civil markets, and to major corporations, institutions, and not-for-profit organizations. Booz Allen is headquartered in McLean, Virginia, employs more than 25,000 people, and had revenue of $5.59 billion for the fiscal year ended March 31, 2011 (NYSE: BAH).
CONTACT: Media Relations — Marie Lerch 703-902-5559; James Fisher 703-377-7595
Investor Relations — Curt Riggle 703-377-5332.
Non-GAAP Financial Information
“Adjusted Operating Income” represents Operating Income before (i) certain stock option-based and other equity-based compensation expenses, (ii) adjustments related to the amortization of intangible assets, and (iii) any extraordinary, unusual, or non-recurring items. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including: (i) certain stock option-based and other equity-based compensation expenses, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, and (iii) any extraordinary, unusual or non-recurring items. Booz Allen prepares Adjusted EBITDA to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted Net Income” represents net income before: (i) certain stock option-based and other equity-based compensation expenses, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) adjustments related to the amortization of intangible assets, (iv) amortization or write-off of debt issuance costs and write-off of original issue discount and (v) any extraordinary, unusual or non-recurring items, in each case net of the tax effect calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to Net Income.
“Free Cash Flow” represents the net cash generated from operating activities less the impact of purchases of property and equipment.
Booz Allen utilizes and discusses in this release Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These supplemental performance measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not recognized measurements under GAAP and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of Operating and Net Income to Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income, and the explanatory footnotes regarding those adjustments, and (ii) use Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow in addition to, and not as an alternative to Operating Income, Net Income or Diluted EPS as a measure of operating results or Net Cash Provided by Operating Activities as a measure of liquidity, each as defined under GAAP. Exhibit 6 includes a reconciliation of Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP.
No reconciliation of the forecasted range for Adjusted Diluted EPS to Diluted EPS for fiscal 2012 is included in this release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts and we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
Forward Looking Statements
Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct.
These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
These risks and other factors include: cost cutting initiatives and other efforts to reduce U.S. government spending, which could reduce or delay funding for orders for services especially in the current political environment; delayed funding of our contracts due to delays in the completion of the U.S. government’s budgeting process and the use of continuing resolutions or related changes in the pattern or timing of government funding and spending; any issue that compromises our relationships with the U.S. government or damages our professional reputation; changes in U.S. government spending and mission priorities that shift expenditures away from agencies or programs that we support; the size of our addressable markets and the amount of U.S. government spending on private contractors; failure to comply with numerous laws and regulations; our ability to compete effectively in the competitive bidding process and delays caused by competitors’ protests of major contract awards received by us; the loss of General Services Administration schedules or our position as prime contractor on Government-wide Acquisition Contracts; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time and resources for our contracts; our ability to generate revenue under certain of our contracts; our ability to realize the full value of our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in estimates used in recognizing revenue; any inability to attract, train or retain employees with the requisite skills, experience and security clearances; an inability to hire, assimilate and deploy enough employees to serve our clients under existing contracts; an inability to effectively and timely utilize our employees and professionals; failure by us or our employees to obtain and maintain necessary security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors; increased competition from other companies in our industry; failure to maintain strong relationships with other contractors; inherent uncertainties and potential adverse developments in legal proceedings, including litigation, audits, reviews and investigations, which may result in materially adverse judgments, settlements or other unfavorable outcomes; internal system or service failures and security breaches; risks related to our indebtedness and credit facilities which contain financial and operating covenants; the adoption by the U.S. government of new laws, rules and regulations, such as those relating to organizational conflicts of interest issues; an inability to utilize existing or future tax benefits, including those related to our Net Operating Losses and stock-based compensation expense, for any reason, including a change in law; and variable purchasing patterns under U.S. government GSA schedules, blanket purchase agreements and Indefinite Delivery/Indefinite Quantity contracts. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10K, filed with the SEC on June 8, 2011.
All forward-looking statements attributable to the company or persons acting on the company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Exhibits:

Exhibit 1:	Condensed Consolidated Statements of Operations
Exhibit 2:	Condensed Consolidated Statements of Comprehensive Income
Exhibit 3:	Condensed Consolidated Balance Sheets
Exhibit 4:	Condensed Consolidated Statements of Cash Flows
Exhibit 5:	Basic and Diluted Earnings Per Share Calculations
Exhibit 6:	Non-GAAP Financial Information
Exhibit 7:	Operating Data

Exhibit 1
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Statements of Operations

	Three Months Ended
	June 30,
	2011	2010
(Amounts in thousands, except per share data)	(Unaudited)
Revenue	$1,446,836	$1,341,929
Operating costs and expenses:
Cost of revenue	726,831	677,095
Billable expenses	392,190	356,286
General and administrative expenses	211,835	200,419
Depreciation and amortization	17,858	19,384

Total operating costs and expenses	1,348,714	1,253,184

Operating income	98,122	88,745
Interest expense	(12,294)	(40,353)
Other, net	(442)	(307)

Income before income taxes	85,386	48,085
Income tax expense	34,250	19,916

Net income	$51,136	$28,169

Earnings per common share:
Basic	$0.40	$0.26

Diluted	$0.37	$0.23

Exhibit 2
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Statements of Comprehensive Income

	Three Months Ended
	June 30,
	2011	2010
(Amounts in thousands)	(Unaudited)
Net income	$51,136	$28,169
Actuarial gain related to employee benefits, net of taxes	107	82

Comprehensive income	$51,243	$28,251

Exhibit 3
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Balance Sheets

	June 30,	March 31,
	2011	2011
(Amounts in thousands, except share and per share data)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$228,513	$192,631
Accounts receivable, net of allowance	1,079,944	1,111,004
Prepaid expenses and other current assets	68,331	62,014

Total current assets	1,376,788	1,365,649
Property and equipment (less accumulated depreciation of $151.3 million and $138.1 million at June 30, 2011 and March 31, 2011, respectively)	177,254	173,430
Intangible assets, net	236,147	240,238
Goodwill	1,163,712	1,163,549
Other long-term assets	73,668	81,157

Total assets	$3,027,569	$3,024,023

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$33,125	$30,000
Accounts payable and other accrued expenses	413,110	406,310
Accrued compensation and benefits	314,168	396,996
Other current liabilities	47,754	32,829

Total current liabilities	808,157	866,135
Long-term debt, net of current portion	953,976	964,328
Income tax reserve	90,311	90,474
Other long-term liabilities	200,963	195,836

Total liabilities	2,053,407	2,116,773
Stockholders’ equity:
Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued and outstanding, 123,855,904 shares at June 30, 2011 and 122,784,835 shares at March 31, 2011	1,238	1,227
Non-voting common stock, Class B — $0.01 par value — authorized, 16,000,000 shares; issued and outstanding, 2,911,296 shares at June 30, 2011 and 3,053,130 shares at March 31, 2011	29	31
Restricted common stock, Class C — $0.01 par value — authorized, 5,000,000 shares; issued and outstanding, 1,891,550 shares at June 30, 2011 and 2,028,270 shares at March 31, 2011	19	20
Special voting common stock, Class E — $0.003 par value — authorized, 25,000,000 shares; issued and outstanding, 12,238,510 shares at June 30, 2011 and 12,348,860 shares at March 31, 2011	37	37
Additional paid-in capital	855,719	840,058
Retained earnings	122,466	71,330
Accumulated other comprehensive loss	(5,346)	(5,453)

Total stockholders’ equity	974,162	907,250

Total liabilities and stockholders’ equity	$3,027,569	$3,024,023

Exhibit 4
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Statements of Cash Flows

	Three Months Ended
	June 30,
	2011	2010
(Amounts in thousands)	(Unaudited)
Cash flow from operating activities
Net income	$51,136	$28,169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,858	19,384
Amortization of debt issuance costs	1,194	1,913
Amortization of original issuance discount on debt	273	744
Excess tax benefits from the exercise of stock options	(2,619)	(552)
Stock-based compensation expense	10,677	15,660
Loss on disposition of property and equipment	10	—
Changes in assets and liabilities:
Accounts receivable, net	31,060	23,385
Prepaid expenses and other current assets	334	(4,438)
Other long-term assets	12,717	14,582
Accrued compensation and benefits	(83,804)	(88,764)
Accounts payable and other accrued expenses	2,109	(12,534)
Accrued interest	2,372	2,039
Income tax reserve	(163)	(22)
Other current liabilities	14,094	1,758
Other long-term liabilities	(3,404)	8,687

Net cash provided by operating activities	53,844	10,011
Cash flow from investing activities
Purchases of property and equipment	(17,601)	(16,213)
Escrow payments	—	1,384

Net cash used in investing activities	(17,601)	(14,829)
Cash flow from financing activities
Net proceeds from issuance of common stock	2,418	1,002
Repayment of debt	(7,500)	(5,463)
Excess tax benefits from the exercise of stock options	2,619	552
Stock option exercises	2,102	1,503

Net cash used in financing activities	(361)	(2,406)
Net increase (decrease) in cash and cash equivalents	35,882	(7,224)
Cash and cash equivalents — beginning of period	192,631	307,835

Cash and cash equivalents — end of period	$228,513	$300,611

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$8,455	$35,444

Income taxes, net	$1,645	$215

Exhibit 5
Booz Allen Hamilton Holding Corporation
Basic and Diluted Earnings Per Share Calculations

	Three Months Ended
	June 30,
	2011	2010
(Amounts in thousands, except share and per share data)	(Unaudited)
Earnings for basic and diluted computations	$51,136	$28,169
Adjusted earnings for basic and diluted computations	$57,981	$41,661
Total weighted-average common shares outstanding for basic computations	127,975,481	107,442,656
Average number of common shares outstanding for diluted computations	139,922,465	120,955,518
Earnings per common share
Basic	$0.40	$0.26

Diluted	$0.37	$0.23

Adjusted earnings per common share
Basic	$0.45	$0.39

Diluted	$0.41	$0.34

Exhibit 6
Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information

	Three Months Ended
	June 30,
	2011	2010
(Amounts in thousands, except share and per share data)	(Unaudited)
Adjusted Operating Income
Operating Income	$98,122	$88,745
Certain stock-based compensation expense (a)	6,897	13,344
Amortization of intangible assets (b)	4,091	7,158
Transaction expenses (c)	—	72

Adjusted Operating Income	$109,110	$109,319

EBITDA & Adjusted EBITDA
Net income	$51,136	$28,169
Income tax expense	34,250	19,916
Interest and other, net	12,736	40,660
Depreciation and amortization	17,858	19,384

EBITDA	115,980	108,129
Certain stock-based compensation expense (a)	6,897	13,344
Transaction expenses (c)	—	72

Adjusted EBITDA	$122,877	$121,545

Adjusted Net Income
Net income	$51,136	$28,169
Certain stock-based compensation expense (a)	6,897	13,344
Transaction expenses (c)	—	72
Amortization of intangible assets (b)	4,091	7,158
Amortization or write-off of debt issuance costs and write-off of original issue discount	1,194	1,913
Release of FIN 48 reserves (d)	(464)	—
Adjustments for tax effect (e)	(4,873)	(8,995)

Adjusted Net Income	$57,981	$41,661

Adjusted Diluted Earnings Per Share
Weighted-average number of diluted shares outstanding	139,922,465	120,955,518

Adjusted Net Income Per Diluted Share	$0.41	$0.34

Free Cash Flow
Net cash provided by operating activities	$53,844	$10,011
Less: Purchases of property and equipment	(17,601)	(16,213)

Free Cash Flow	$36,243	$(6,202)

(a)	Reflects stock-based compensation expense for options for Class A Common Stock and restricted shares, in each case, issued in connection with the acquisition under the Officer’s Rollover Stock Plan that was established in connection with the acquisition. Also reflects stock-based compensation expense for Equity Incentive Plan Class A Common Stock options issued in connection with the acquisition under the Equity Incentive Plan that was established in the connection with the acquisition.

(b)	Reflects amortization of intangible assets resulting from the acquisition.

(c)	Three months ended June 30, 2010 reflects certain external administrative and other expenses incurred in connection with the initial public offering.

(d)	Three months ended June 30, 2011 reflects the release of uncertain tax reserves, net of tax.

(e)	Reflects tax adjustments at an assumed marginal tax rate of 40%.

Exhibit 7
Booz Allen Hamilton Holding Corporation
Operating Data

	As of
	June 30,
(Amounts in millions)	2011	2010
Backlog
Funded	$2,450	$2,618
Unfunded (1)	2,956	2,576
Priced Options (2)	5,802	4,295

Total Backlog	$11,208	$9,489

(1)	Incorporates a reduction, estimated by management, to the revenue value of orders for services under two existing single award ID/IQ contracts, based on an established pattern of funding under these contracts by the U.S. government.

(2)	Amounts shown reflect 100% of the undiscounted revenue value of all priced options.

	As of
	June 30,
	2011	2010
Headcount
Total Headcount	24,989	23,848
Consulting Staff Headcount	22,506	21,588

	Three Months Ended
	June 30,
	2011	2010
Percentage of Total Revenue by Contract Type
Cost-Reimbursable (3)	53%	51%
Time-and-Materials	32%	36%
Fixed-Price (4)	15%	13%

(3)	Includes both cost-plus-fixed-fee and cost-plus-award fee contracts.

(4)	Includes fixed-price level of effort contracts.

	Three Months	Three Months
	Ended	Ended
	June 30,	March 31,
	2011	2011
Days Sales Outstanding *	69	68

*	Calculated as total accounts receivable divided by revenue per day during the relevant fiscal quarter.